UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 26, 2006

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2006, the compensation committee of the board of directors of Patterson Companies, Inc. (the “Company”) approved the Patterson Companies, Inc. Incentive Compensation Plan (the “Plan”). The Plan is designed to make available discretionary cash incentive payments to designated employees across the organization, including the chairman of the board and all officers of the Company. The Plan is consistent with incentive compensation plans adopted by the Company in prior years.

Participation in the Plan is determined by the chief executive officer with approval of the president of each respective subsidiary or operating unit of the Company and is based on level of responsibility and organizational impact. Each fiscal year, participant objectives are set and performance is evaluated based on specific goals and measures for the year.

The fiscal 2007 awards will be based on one or more of the following criteria: (i) performance of the Company as a whole, (ii) performance of individual business units, and (iii) achievement of certain financial or operational goals within a participant’s business unit or functional area of responsibility. The weighting of the above components on the fiscal 2007 awards varies among participants, typically based on roles and responsibilities.

The awards approved for the chairman of the board and certain officers are based entirely upon the profit goals of the Company as a whole, while the bonuses of other officers are based 75% on the profit goals of the business units for which they are responsible and 25% on the profit goals of the Company as a whole. The chairman and each officer has the opportunity to increase their targeted bonus potential as a percentage of base salary in accordance with the formula contained in the Plan which allows 150% of the targeted bonus potential to be paid if 110% of the profit goal is achieved. Conversely, the Plan allows 50% of the targeted bonus potential to be paid if 90% of the profit goal is achieved. No payment is made if the Company does not achieve at least 90% of the profit goal.

Generally, awards are calculated following the end of the fiscal year and payments are scheduled within 75 days after the end of the fiscal year. Goals, incentive targets and any other factors affecting the Plan may be reviewed and changed at any time during the plan year. All awards are subject to the management’s discretion and may be adjusted to reflect the impact of any event that distorts actual results achieved and effective management of customer and employee relations. The compensation committee of the board of directors approves any awards to officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: June 30, 2006	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer